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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 10, 1996


                           QUEENS COUNTY BANCORP, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                             0-22278                               06-1377322
(State or other jurisdiction of         (Commission File Number)         (I.R.S. Employer Identification No.)
incorporation or organization)


                   38-25 Main Street, Flushing, New York 11354
                    (Address of principal executive offices)


       (Registrant's telephone number, including area code) (718) 359-6400



                                 Not applicable
          (Former name or former address, if changed since last report)
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                           CURRENT REPORT ON FORM 8-K


Item 1.  Changes in Control of Registrant

         Not applicable.

Item 2.  Acquisition or Disposition of Assets

         Not applicable.

Item 3.  Bankruptcy or Receivership

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant

         Not applicable

Item 5.  Other Events

         Queens County Bancorp, Inc. (the "Company"), a Delaware Corporation, has declared a four-for-three split, in the form of a 33-1/3% stock dividend, payable on August 22, 1996 to shareholders of record on August 1, 1996. Cash will be paid in lieu of fractional shares based on the average of the high and low bids on August 1, 1996, as adjusted for the split.

         The Company also declared a cash dividend of 33-1/3 cents per share, to be paid on the number of shares held on a pre-split basis; the cash dividend will be paid on August 15, 1996 to shareholders of record on August 1, 1996.

Item 6.  Resignations of Registrant's Directors

         Not applicable.

Item 7.  Financial Statements and Exhibits

         (a)      No financial statements of businesses acquired are required.

         (b)      No pro forma financial information is required.

         (c) Attached as an exhibit is the Company's press release announcing the stock split and cash dividend.

Item 8.  Change in Fiscal Year

         Not applicable.
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                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 10, 1996                                        QUEENS COUNTY BANCORP, INC.
- -------------
    Date




                                                     /s/ Joseph R. Ficalora
                                                     ---------------------------
                                                     Joseph R. Ficalora
                                                     Chairman, President, and
                                                     Chief Executive Officer
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                                EXHIBIT INDEX


EXHIBIT NO.                                     DESCRIPTION


   99 Press Release Announcing 4-For-3 Stock Split and Increase in Quarterly Cash Dividend